                                                                   EXHIBIT 10.22

                             EX-10.22
                             Amendment No. 2, Revolving Credit Line

                              AMENDMENT NO. 2 TO
                           REVOLVING CREDIT LINE AND
                            GUARANTEE REIMBURSEMENT
                                   AGREEMENT


     Amendment No. 2 dated as of June 19, 1997 (this "Amendment") to Revolving Credit Line and Guarantee Reimbursement Agreement dated as of June 26, 1995, as amended by Amendment No.1 dated as of October 4, 1995 (as so amended, the "Present Agreement") among Host Marriott Corporation, a Delaware corporation, as borrower, Marriott International, Inc., a Delaware corporation, as lender, and certain subsidiaries of Host Marriott Corporation signatory thereto and hereto. All capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as set forth in the Present Agreement.

                                   RECITALS:

     Whereas, Host Marriott has no outstanding Advances under the Present Agreement and has notified Marriott International of its intention to terminate the Commitment pursuant to Section 2.3(a) of the Present Agreement; and

     Whereas, upon termination of the Commitment, the Revolver Covenant Release Date will occur, and the Revolving Credit Period will end, and the Residual Credit Period will begin, with the result that, among other things, many of the provisions of the Present Agreement will no longer be applicable; and

     Whereas, in connection with the termination of the Commitment, Host Marriott has requested that Marriott International release it from certain covenants pertaining to the Acquisitions Group and acknowledge the termination of certain other covenants pursuant to their terms, and Marriott International, subject to the terms and conditions set forth below, is amenable to amending the Present Agreement and the parties agree to do so as hereafter provided.

                                  AGREEMENT:

      Now, therefore, it is agreed:

     A. Termination of the Commitment. Host Marriott hereby (1) certifies that it has to date repaid in full all outstanding Advances, together with all accrued and unpaid interest thereon, and all fees payable hereunder through the date hereof, and (2) hereby irrevocably terminates the Commitment in accordance with Section 2.3(a). Marriott International accepts such termination (waiving the five Business Day notice requirement of Section 2.3(a) to the extent, if any, that such requirement may not have been satisfied). Accordingly, the Commitment Termination Date and the Revolver Covenant Release Date shall be the date of this Amendment for all purposes under the Agreement, and pursuant to
Section 2.7, the Commitment Fee is due and payable to Marriott International upon execution of this Amendment.

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

     B. Affect of Commitment Termination on Agreement; Released Subsidiaries. With the occurrence of the Commitment Termination Date and the Revolver Covenant Release Date, the Revolving Credit Period ends and the Residual Credit Period begins. Accordingly, (1) provisions under the Agreement which by their terms are only applicable prior to the Commitment Termination Date or during the Revolving Credit Period, including without limitation, Sections 2.1(a), 2.2, 2.3, 2.10, 2.12, 5.2, 5.3, and Article 7 shall have no further force or affect; (2) all Pledged Collateral is hereby released; and (3) HMH Realty, Inc., HMH Holdings, Inc., Host Marriott GTN Corporation, Host La Jolla, Inc., and Willmar Distributors, Inc. (collectively, the "Released Subsidiaries") shall, from and after this date, no longer be party to the Agreement.

     C. Maturity of Guarantee Advances. The Host Marriott Parties hereby acknowledge and confirm that in accordance with Section 2.4 of the Agreement, Guarantee Advances incurred on or after the date of this Amendment shall be immediately due and payable, and if not then paid shall incur interest at the default rate provided for under Section 2.6(b). Marriott International agrees to promptly notify Host Marriott of any Marriott International Guaranty funding, provided that any failure or delay in giving such notice will neither prevent such funding from being a Guarantee Advance nor delay the date on which that Guarantee Advance begins to accrue interest.

     D. Marriott International Guarantees and Guarantee Fee Limited to Identified Guarantees. Host Marriott Represents and warrants that as of the date hereof it is not aware of any outstanding "Marriott International Guarantee" other than (1) those which are listed on Schedule 2.7 to this Amendment (the "Scheduled Guarantees") and (2) the following three guarantees: Camelback Inn (approximately $7.15 million), San Diego ($15 million), and Ritz-Carlton Buckhead and Naples (approximately $5.325 million). The parties acknowledge and confirm that the guarantees identified in clause (2) above are not (and were not ever intended to be) subject to reimbursement pursuant to the Agreement, and accordingly further acknowledge and agree that from and after the date of this Amendment, only the Scheduled Guarantees shall be considered "Marriott International Guarantees" for the purposes of determining (x) whether the funding of a Marriott International Guarantee constitutes a Guarantee Advance under Section 2.1(b) and (y) the amount of the Marriott International Guarantee Fee due under Section 2.7.

     E. Deletion of Covenants Pertaining to Acquisitions Group. The heading and entire text of Section 5.5 of the Present Agreement shall be deleted and replaced with the phrase "[Intentionally deleted]."

     F. Revised Reporting Requirements. Exhibit E of the Present Agreement shall be replaced with Exhibit E attached hereto.

     G. Representations and Warranties: The Agreement and the Amendment. Each Host Marriott Party represents and warrants that (a) each of the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4, 4.7 and 4.9 of the Present Agreement is true and correct with respect to such Host Marriott Party on and as of the date hereof, as though made on and as of such date (except that the Released Subsidiaries make no representation or warranty with respect to
Section 4.2, 4.7, or 4.9) and (b) no Default or Event of Default has occurred and is continuing on and as of the date hereof. Without limiting the generality of the foregoing, each representation made in clause (a) with respect to this Agreement shall be deemed to apply independently to both (i) this Amendment and
(ii) the Agreement, as amended hereby.

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     H. Reference to and Effect on the Agreement. From and after the date of this Amendment each reference in the Present Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Present Agreement as amended hereby. Except as specifically amended hereby, the Present Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Marriott International nor constitute a waiver of any provision of the Agreement.

     I. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     J. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.



Lender:

Marriott International, Inc.


By:  /s/ Carolyn B Handlon
--------------------------
     Carolyn B. Handlon
     Vice President and Assistant Treasurer

Borrower:

Host Marriott Corporation


By:  /s/ Bruce D. Wardinski
---------------------------
     Bruce D. Wardinski
     Senior Vice President and Treasurer


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Released Subsidiaries:

HMH Realty, Inc.
Host La Jolla, Inc.
Willmar Distributors, Inc.


By:  /s/ Bruce D. Wardinski
---------------------------
     Bruce D. Wardinski
     Vice President of each of the
     corporations listed above

Host Marriott Corporation, as
successor by merger to HMH Holdings,
Inc. and Host Marriott GTN
Corporation



By:  /s/ Bruce D. Wardinski
---------------------------
     Bruce D. Wardinski
     Senior Vice President and Treasurer


Other Host Marriott Parties:

HMC Acquisitions, Inc.
HMC Eastside, Inc.
HMC Ventures, Inc.
HMH HPT Courtyard, Inc.



By:  /s/ Bruce D. Wardinski
---------------------------
     Bruce D. Wardinski
     Vice President of each of the
     corporations listed above



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